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                                                                Exhibit 99.1


[CENVEO logo]

                                                                NEWS RELEASE

                   CENVEO INCREASES FIRST QUARTER GUIDANCE
                   ---------------------------------------

STAMFORD, CT - (MAY 3, 2006) - Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, Inc. (NYSE: CVO), stated today that he expects Cenveo's non-GAAP net earnings to be $0.16 to $0.19 per diluted share for the first quarter ended March 31, 2006. This compares to previously released guidance of non-GAAP net earnings of $0.04 per diluted share. Non-GAAP net earnings exclude restructuring and impairment charges and the gain on the sale of non-strategic businesses. A reconciliation of net earnings per diluted share to non-GAAP net earnings per diluted share is presented in the attached table.

MR. BURTON STATED:

"Based on the strong performance of all our business units, our continued focus on cost reductions, and our current sales momentum, Cenveo will report substantially improved year over year results for the first quarter. I feel very good about the direction that the company is heading in and the progress it continues to make. I will reserve additional comment on our positive momentum until we release first quarter results on May 10th. "

The company is releasing the information contained in this press release so that it is publicly available prior to the annual meeting of shareholders on Friday, May 5, 2006.

The company will be releasing its first quarter results on May 10, 2006, following the close of the market and will be holding a conference call and simultaneous web cast to discuss first quarter results at 10:00AM EDT on May 11, 2006.



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
                                CENVEO, INC. AND SUBSIDIARIES
 Reconciliation of Net earnings per diluted share to Non-GAAP Net earnings per diluted share
                                         (UNAUDITED)


                                                                  THREE MONTHS ENDED
                                                                    MARCH 31, 2006
                                                                -----------------------

                                                                -----------------------
Net earnings per diluted share                                          $2.07 to $2.09
Non-GAAP Adjustments:
   Restructuring and impairment charges, net of taxes                   $0.24 to $0.25
   Gain on sale of non-strategic business, net of taxes             ($2.13) to ($2.15)
                                                                -----------------------
   Total non-GAAP adjustments                                       ($1.88) to ($1.91)
                                                                -----------------------
Non-GAAP net earnings per diluted share                                 $0.16 to $0.19



                                     ###


CENVEO, INC. (NYSE: CVO), WWW.CENVEO.COM, IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS, DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.


                           -----------------------


Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and 2005, (4) the majority of Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company's CEO and other management and strategic direction that may be made, (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (9) postage rates and other changes in the direct mail industry, (10) environmental laws may affect the Company's




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business, (11) the ability to retain key management personnel, (12)
compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive,
(13) the ability to successfully identify, manage and integrate possible future acquisitions, (14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.


These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in the Cenveo, Inc. Annual Report in form 10-K for the year ended December 31, 2005, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.

                           -----------------------


Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.